Janet Nittmann
jnittmann@doversaddlery.com
Tel 978 952 8062 x218

For Immediate Release

Dover Saddlery Announces Fourth Quarter and Full Year 2012 Financial Results

LITTLETON, MA—(MARKET WIRE)—March 26, 2013 — Dover Saddlery, Inc. (NasdaqCM:DOVR - News), the leading multichannel retailer of equestrian products, today announced financial results for the fourth quarter and fiscal year ended December 31, 2012.

Fourth quarter results

Total revenues for the fourth quarter of 2012 increased 11.0% to $26.4 million over the same period in the prior year: retail store revenues increased 16.7% to $10.5 million, and direct revenues increased 7.6% to $15.9 million. Same-store sales increased 2.4% in the quarter.

Net income for the quarter increased 39.6% to $895,000, or $0.16 per diluted share, from $641,000 or $0.12 achieved in the corresponding quarter of the prior year. Stephen L. Day, President and Chief Executive Officer, stated, “Our excellent holiday performance is a reflection of the strength of the Dover Saddlery brand as the source for the best selection and service during the all-important gift purchasing season.”

Full Year Results

Total revenues for the fiscal year 2012 increased 6.5% to $86.0 million from $80.8 million achieved during 2011. As a result of the opening of new stores and same-store sales increasing 6.0%, retail store revenues increased 19.9% to $36.5 million. The company opened three Dover Saddlery retail stores during 2012, in Warrington, PA, Medina MN and Raleigh, NC, bringing the total number of retail stores to eighteen. Direct revenues for the fiscal year 2012, decreased 1.7% to $49.5 million, mainly due to consumer uncertainty that led to soft sales in the second and third quarters.

Net income for fiscal 2012 was $1,589,000, or $0.29 per diluted share, compared to $1,724,000 or $0.31 per diluted share achieved in the fiscal year 2011. Adjusted EBITDA for the fiscal year 2012 was $4.6 million, compared to $4.8 million achieved in 2011. A reconciliation of the net income calculated in accordance with GAAP and the non-GAAP Adjusted EBITDA measure is provided in the table accompanying this press release.

Today’s Teleconference and Webcast
Dover Saddlery will be hosting a conference call at 4:30 P.M. ET today to discuss the fourth quarter and full year 2012 results. Investors are invited to listen to the earnings conference call over the Internet through the company’s website at . This webcast will be archived for a year.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2013, the prospects for overall revenue growth, profitability, consumer sentiment and the opening of new stores. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddler’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2012	2011	2012	2011

Revenues, net- direct	$15,891	$14,773	$49,475	$50,334
Revenues, net – retail stores	10,529	9,020	36,573	30,497

Revenues, net — total	26,420	23,793	86,048	80,831
Cost of revenues	16,127	14,295	53,350	49,836

Gross profit	10,293	9,498	32,698	30,995
Selling, general and administrative expenses	8,589	8,212	29,255	27,219

Income from operations	1,704	1,286	3,443	3,776
Interest expense, financing and other related costs, net	148	127	538	728
Other investment loss, net	55	22	39	18

Income before income tax provision	1,501	1,137	2,866	3,030
Provision for income taxes	606	496	1,277	1,306

Net income	$895	$641	$1,589	$1,724

Net income per share
Basic	$0.17	$0.12	$0.30	$0.33

Diluted	$0.16	$0.12	$0.29	$0.31

Number of shares used in per share calculation
Basic	5,336,000	5,307,000	5,334,000	5,293,000
Diluted	5,476,000	5,461,000	5,509,000	5,482,000

Other Operating Data:

Number of retail stores(1)	18	15	18	15
Capital expenditures	523	700	2,184	1,384
Gross profit margin	39.0%	39.9%	38.0%	38.3%

(1)	Includes seventeen Dover-branded stores and one Smith Brothers store; one additional Dover-branded store opened in Raleigh, NC in Q4 2012.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
 (In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2012	2011	2012	2011

Net income	$895	$641	$1,589	$1,724

Other comprehensive loss:
Change in fair value of interest rate swap contract, net of tax	13	(2)	1	(190)

Total comprehensive income	$908	$639	$1,590	$1,534

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	Dec. 31,	Dec. 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$299	$313
Accounts receivable	1,778	811
Inventory	19,915	19,383
Prepaid catalog costs	784	1,273
Prepaid expenses and other current assets	1,116	896
Deferred income taxes	595	261

Total current assets	24,487	22,937
Net property and equipment	5,034	3,667

Other assets:
Deferred income taxes	1,196	1,018
Intangibles and other assets, net	784	571

Total other assets	1,980	1,589

Total assets	$31,501	$28,193

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations and outstanding checks	$337	$1,100
Current Portion – Term Note	589	—
Accounts payable	1,837	2,201
Accrued expenses and other current liabilities	7,146	5,741
Income taxes payable	860	308
Total current liabilities	10,769	9,350

Long-term liabilities:
Revolving line of credit	1,515	987
Term note	4,911	5,500
Capital lease obligation, net of current portion	121	16
Interest rate swap contract	320	322

Total long-term liabilities	6,867	6,825
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; 6,133,343 and 6,128,603 issued and 5,337,478 and 5,332,738 outstanding as of December 31, 2012 and 2011, respectively	1	1
Additional paid in capital	45,973	45,716
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Other comprehensive loss	(189)	(190)
Accumulated deficit	(25,838)	(27,427)

Total stockholders’ equity	13,865	12,018

Total liabilities and stockholders’ equity	$31,501	$28,193

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income, investment income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance, and the Company ties its executive and employee bonus pools directly to this measure. We also believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	Three Months Ended			Twelve Months Ended
	Dec. 31,		Dec. 31,	Dec. 31,		Dec. 31,
	2012		2011	2012		2011
Net income	$895	*	$641	$1,589	**	$1,724
Depreciation	249		193	873		747
Amortization of intangible assets	20		—	57		5
Stock-based compensation	65		56	251		242
Interest expense, financing and	148		127	538		728
other related costs, net
Other investment loss, net	55		22	39		18
Provision for income taxes	606		496	1,277		1,306

Adjusted EBITDA	$2,038	*	$1,535	$4,624	**	$4,770

(*) Includes gift card breakage income of $43,088 for the three months ended December 31, 2012. There was no breakage recorded for the same period in 2011.

(**) Includes the cumulative impact of the change in gift card breakage income of $684,007 recorded in the first quarter of 2012 and current year breakage income for the twelve months ended December 31, 2012 of $172,350. There was no breakage recorded for the same period in 2011.